Exhibit 99.1

Walter Industries Provides Additional Information Regarding Planned
Spin-Off Distribution And Taxable Dividend Election

— Rights to receive interest in Spun off Financing Business will continue to transfer with shares of Walter Industries common stock until the effective time of the merger with Hanover Capital Mortgage Holdings - —

TAMPA, Fla., Feb 27, 2009 /PRNewswire-FirstCall via COMTEX/ — Walter Industries, Inc. (NYSE: WLT) provided additional information today regarding its proposed distribution of interests in its wholly-owned subsidiary, Walter Investment Management LLC (“Spinco”), payable to holders of record of Walter Industries common stock as of the close of business on Feb. 27, 2009.

Because the spin-off is conditioned upon, among other things, the receipt of certain rulings from the Internal Revenue Service and the approval of the merger of Spinco into Hanover Capital Mortgage Holdings, Inc. (“Hanover”) by Hanover’s shareholders at a special meeting, currently scheduled for April 15, 2009, the New York Stock Exchange has determined that it will not designate shares of Walter Industries common stock as “exdividend” unless and until the merger has occurred. As a result, the right to receive Spinco interests that will be distributed in the spin-off will continue to transfer with shares of Walter Industries common stock until the effective time of the merger, which is expected to occur on or about the date of the special meeting of Hanover shareholders.

Immediately following the spin-off and immediately prior to the merger, Spinco intends to pay a taxable dividend of cash and additional Spinco interests to holders of Spinco interests received in the spin-off. That dividend will be taxable by virtue, in part, of Spinco allowing certain holders of Spinco interests to elect to receive a portion of the dividend in cash.

Election forms to be provided to each Walter Industries shareholder as of the Feb. 27, 2009 record date will enable shareholders to elect the form of consideration they would prefer to receive in the Spinco taxable dividend based on, and applicable solely to, the number of Spinco interests to be received by them in the spin-off if they hold the same number of shares of Walter Industries common stock at the time of the spin-off and merger as they hold on the Feb. 27, 2009 record date. Because Walter Industries common stock will not trade ex-dividend until after the effective time of the merger, and because the right to make an election (unlike the right to receive Spinco interest in the spin-off) will not transfer with shares of Walter Industries common stock following the record date, elections as to the form of consideration to be received in the taxable dividend payable by Spinco will only be effective as to a number of Spinco interests actually received in the spin-off by a shareholder entitled to make an election that is not in excess of the number of Spinco interests reflected on the shareholder’s election form. Recipients of the taxable dividend who fail to make an effective election, or who are not entitled to make an election, will receive only Spinco interests in the taxable dividend.

In addition, the Company published answers to several commonly asked questions regarding the transaction:

Q: What does the Feb. 27, 2009 record date determine?

A: The Feb. 27, 2009 record date determines the shares of Walter Industries common stock that will participate in the spin-off distribution, as well as the holders of record who, if they hold shares of Walter Industries common stock at the effective time of the merger, will be entitled to elect whether to receive cash or additional Spinco interests in the taxable dividend to be made immediately after the spin-off. If a shareholder holds shares on the Feb. 27, 2009 record date, in order to receive the spin-off distribution and the taxable dividend in respect of those shares, the shareholder must continue to hold those shares of Walter Industries common stock through the effective time of the merger, which is expected to occur on or about the date of the Hanover special meeting of shareholders currently scheduled to be held on April 15, 2009. If shareholders transfer their shares of Walter Industries common stock prior to the spin-off, they will not receive the spin-off distribution or the taxable dividend in respect of those shares.

Q: Who may make an election relating to the form of consideration to be received by Spinco interest holders in the taxable dividend?

A: Only holders of Walter Industries common stock as of the Feb. 27, 2009 record date are entitled to make an election. The election right remains with each such shareholder and does not transfer with shares of common stock of Walter Industries. Election forms submitted to Walter Industries and Spinco by persons other than the shareholder identified on the election form will not be effective and will be disregarded by Spinco. Recipients of Spinco interests in the spin-off who are not entitled to make an election will receive solely Spinco interests in the taxable dividend.

Q: How is my election relating to the Spinco taxable dividend impacted if I properly submit an election form, but my ownership of Walter Industries common stock changes prior to the spin-off?

A: In the spin-off, Walter Industries intends to distribute a single Spinco Interest for each share of Walter Industries common stock that was outstanding on the Feb. 27, 2009 record date. Therefore, elections made by a Walter Industries shareholder as of the Feb. 27, 2009 record date relating to the Spinco taxable dividend will apply to the number of Spinco interests such shareholder actually receives in the spin-off, up to and including the number of shares of Walter Industries common stock such shareholder held on the Feb. 27, 2009 record date. For example, if a Walter Industries shareholder holds 100 shares of Walter industries common stock on the Feb. 27, 2009 record date, the shareholder will receive an election form, and will be entitled to elect to receive a cash payment in the Spinco taxable dividend with respect to all, none, or a portion of the 100 Spinco Interests the shareholder would receive if he held the same number of shares of Walter Industries common stock at the time of the spin-off and merger. If, following Feb. 27, 2009 and prior to the time of the spin-off and the merger, the shareholder acquires an additional 50 shares of Walter Industries common stock and holds all 150 shares through the effective time of the spin-off and merger, his election will still apply to only 100 Spinco interests, as reflected on his election form. The remaining 50 Spinco interests will receive only Spinco interests in the dividend. If the shareholder makes an election to receive a cash payment in the Spinco taxable dividend in respect of 50% of the 100 Spinco interests reflected on his election form, but subsequently sells 50 shares of Walter Industries common stock prior to the effective time of the spin-off and merger, the shareholder will receive only 50 Spinco interests in the spin-off and his 50% cash election will be applied to those 50 Spinco interests, resulting in a cash payment in the Spinco taxable dividend (subject to proration) in respect of 25 of his Spinco interests.

Spinco taxable dividend elections will be applied based solely on the number of shares of Walter Industries common stock held by a shareholder on the Feb. 27, 2009 record date and the number of Spinco interests actually received by a shareholder in the spin-off, without regard to specific shares held. Therefore, if a shareholder holds 100 shares of Walter Industries common stock on the Feb. 27, 2009 record date and makes a proper election with respect to the 100 Spinco interests reflected on such shareholder’s election form, that election will apply to up to 100 Spinco interests that the shareholder actually receives in the spin-off, even if none of the shares of Walter Industries common stock he holds at the effective time of the spin-off and the merger are the same shares he held on Feb. 27, 2009.

Q: If I become a holder of record of Walter Industries common stock after Feb. 27, 2009 will I receive the spin-off distribution and the taxable dividend?

A: Yes, if the Walter Industries common stock remains in a shareholder’s account through the effective time of the merger.

Q: When will I know how much cash is being distributed in the taxable dividend?

A: The total amount of the taxable dividend, which will be at least equal to Spinco’s allocated earnings and profits as determined under U.S. Federal income tax principles, may not be finally determined until the date of the spin-off, as the amount is based upon the calculation of earnings and profits of the Walter Industries consolidated group (of which Spinco is currently a member), and the relative values of Spinco and Walter Industries as of the date of the spin-off. The amount of the taxable dividend made available for a cash election will be 20 percent. However, the default payment if no effective election is made will be solely in the form of additional Spinco interests. Therefore, the portion of the Spinco taxable dividend actually payable in cash may be less than 20 percent if an effective cash election is made in respect of less than 20 percent of the Spinco interests entitled to receive the taxable dividend.

Q: What will happen to the Spinco interests distributed in the spin-off and in the taxable dividend?

A: Walter Industries shareholders will never hold interests in Spinco. All Spinco interests distributed in the spin-off and in the taxable dividend will be held by Walter Industries’ and Spinco’s exchange agent, Bank of New York Mellon, on behalf of the holders of Walter Industries common stock entitled to receive those interests. In the merger of Spinco into Hanover, those interests will be converted into common stock of Walter Investment Management Corp., the surviving corporation of the merger (“Walter Investment”). The exchange agent will exchange certificates formerly representing those interests for certificates representing Walter Investment common stock and then distribute the Walter Investment common stock to the record holders of those Spinco interests as of immediately prior to the merger.

About Walter Industries

Walter Industries, Inc., based in Tampa, Fla., is a leading producer and exporter of metallurgical coal for the global steel industry and also produces steam coal, coal bed methane gas, furnace and foundry coke and other related products. The Company also operates a mortgage financing business. The Company has annual revenues of approximately $1.5 billion and employs approximately 2,400 people. For more information about Walter Industries, please visit the Company website at www.walterind.com.

About Hanover Capital Mortgage Holdings

Hanover Capital Mortgage Holdings, Inc. is a mortgage REIT staffed by seasoned mortgage capital markets professionals. Hanover invests in prime mortgage loans and mortgage securities backed by prime mortgage loans. For further information, visit Hanover’s Web site at www.hanovercapitalholdings.com.

Additional Information and Where to Find It

In connection with the proposed spin-off of the Financing business of Walter Industries, Inc. through its wholly-owned subsidiary, Walter Investment Management LLC, and the proposed merger of Walter Investment Management LLC with Hanover Capital Mortgage Holdings, Inc. and certain related transactions, Hanover Capital Mortgage Holdings, Inc. filed a registration statement with the SEC on Form S-4, as amended, containing a proxy statement/prospectus (Registration No. 333-155091), and Hanover Capital Mortgage Holdings, Inc. will be filing other documents regarding the proposed transaction with the SEC as well. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE FINAL PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement/prospectus has been mailed to shareholders of Hanover Capital Mortgage Holdings, Inc. and Walter Industries, Inc. Shareholders will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Hanover Capital Mortgage Holdings, Inc. and Walter Industries, Inc., without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the other filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, at Hanover Capital Mortgage Holdings, Inc.’s Web site (http://www.hanovercapitalholdings.com).

Walter Industries and Hanover and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger and related transactions. Information regarding Walter Industries’ directors and executive officers is available in Walter Industries’ proxy statement for its 2008 annual meeting of shareholders and Walter Industries’ 2007 Annual Report on Form 10-K, which were filed with the SEC on March 19, 2008, and March 7, 2008, respectively, and information regarding Hanover’s directors and executive officers is available in Hanover’s proxy statement for its 2008 annual meeting of shareholders and Hanover’s 2007 Annual Report on Form 10-K, which were filed with the SEC on April 24, 2008, and April 2, 2008, respectively. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in Hanover’s proxy statement/prospectus and other materials referred to in Hanover’s proxy statement/prospectus.

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including expressions such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “may,” “will,” and similar expressions involve known and unknown risks, uncertainties, and other factors that may cause Walter Industries’ or Hanover’s actual results in future periods to differ materially from the expectations expressed or implied by such forward-looking statements. These factors include, among others, the following: the market demand for Walter Industries’ and Hanover’s products as well as changes in costs and the availability of raw material, labor, equipment and transportation; changes in weather and geologic conditions; changes in extraction costs, pricing and assumptions and projections concerning reserves in Walter Industries’ mining operations; changes in customer orders; pricing actions by Walter Industries’ and Hanover’s competitors, customers, suppliers and contractors; changes in governmental policies and laws; further changes in the mortgage-backed capital markets; changes in general economic conditions; and the successful implementation and anticipated timing of any strategic actions and objectives that may be pursued, including the announced separation of the Financing business from Walter Industries. In particular, the separation of Walter Industries’ Financing business is subject to a number of closing conditions which may be outside of Walter Industries’ control. Forward- looking statements made by Walter Industries in this release, or elsewhere, speak only as of the date on which the statements were made. Any forward-looking statements should be considered in context with the various disclosures made by Walter Industries and Hanover about our respective businesses, including the Risk Factors described in Walter Industries’ 2007 Annual Report on Form 10-K, the Risk Factors described in Hanover’s 2007 Annual Report on Form 10-K, and each of Walter Industries’ and Hanover’s other filings with the Securities and Exchange Commission. Neither Walter Industries nor Hanover undertakes any obligation to update its forward-looking statements as of any future date.